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                                                                    EXHIBIT 99.1

                              EXABYTE CORPORATION
                              INCENTIVE STOCK PLAN
                      AS AMENDED THROUGH FEBRUARY 3, 1995

          1. PURPOSE OF PLAN. This Incentive Stock Plan is intended to encourage ownership of shares of Exabyte Corporation (the "Corporation") (i) by key Employees and Consultants, thereby providing additional incentive for such Employees and Consultants to promote the success of the business, and (ii) by each director of the Corporation who is not an Employee of the Corporation or an Affiliate of the Corporation, thereby securing the services of such qualified directors and providing them with incentives to exert maximum efforts for the success of the Corporation. Options granted hereunder to Employees and Consultants may be either Incentive Stock Options or Nonstatutory Stock Options, at the discretion of the Board and as reflected in the terms of the written Stock Option Agreement. Options granted hereunder to Non-Employee Directors shall be Nonstatutory Stock Options. The Board also has the discretion to grant Stock Purchase Rights to Employees and Consultants.

          2. DEFINITIONS. As used herein, the following definitions shall apply:

             (a) "AFFILIATE" shall mean any Parent or Subsidiary, whether now or hereafter existing.

             (b) "BOARD" shall mean the Committee, if one has been appointed, or the Board of Directors of the Corporation, if no Committee is appointed.

             (c) "CODE" shall mean the Internal Revenue Code of 1986, as amended.

             (d) "CORPORATION" shall mean Exabyte Corporation, a Delaware corporation.

             (e) "COMMITTEE" shall mean the Committee appointed by the Board of Directors in accordance with Section 4 of the Plan, if one is appointed.

             (f) "CONSULTANT" shall mean any person, including directors, performing services for the benefit of the Corporation (or of any Affiliate of the Corporation) as an independent consultant or advisor; provided, however, that directors who receive only directors' fees are not consultants or advisors.

             (g) "CONTINUOUS STATUS AS AN EMPLOYEE OR A CONSULTANT" shall mean the absence of any interruption or termination of service as an Employee or a Consultant, as applicable. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of sick leave, military leave, or any other leave of absence approved by the Board.

             (h) "COVERED EMPLOYEE" shall mean the Chief Executive Officer and the four other highest compensated officers of the Corporation for whom total compensation is required to be reported to stockholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

             (i) "EMPLOYEE" shall mean any person employed by the Corporation or by any Affiliate of the Corporation. The payment of a director's fee by the Corporation shall not be sufficient to constitute "employment" by the Corporation.

              (j) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

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              (k) "INCENTIVE STOCK OPTION" shall mean an Option intended to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code.

              (l) "NON-EMPLOYEE DIRECTOR" shall mean a director of the Corporation who is not an Employee; provided, however, such director may be a Consultant.

              (m) "NONSTATUTORY STOCK OPTION" shall mean an Option not intended to qualify as an Incentive Stock Option.

              (n) "OPTION" shall mean a stock option granted pursuant to the Plan.

              (o) "OPTIONED STOCK" shall mean the Stock subject to an Option.

              (p) "OPTIONEE" shall mean an Employee, Consultant or Non-Employee Director, as applicable, who receives an Option.

              (q) "OUTSIDE DIRECTOR" means a director who either (i) is not a current Employee of the Corporation or an "affiliated corporation" (as defined in the Treasury regulations promulgated under Section 162(m) of the Code), is not a former Employee of the Corporation or of an affiliated corporation receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Corporation or of an affiliated corporation at any time, and is not currently receiving direct or indirect remuneration for services in any capacity other than as a director, or
(ii) is otherwise considered an "Outside Director" for purposes of Section 162(m) of the Code.

              (r) "PARENT" shall mean a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

              (s) "PLAN" shall mean this Incentive Stock Plan.

              (t) "PURCHASER" shall mean an Employee or Consultant who exercises a Stock Purchase Right.

              (u) "SHARE" shall mean a share of the Stock, as adjusted in accordance with Section 10 of the Plan.

              (v)  "STOCK"  shall mean the Common Stock of the Corporation.

              (w) "STOCK OPTION AGREEMENT" shall mean the written agreement setting forth the grant of an Option and terms and conditions relating thereto (which need not be the same for each Option), in such form as the Board in its discretion may approve and for Non-Employee Directors, in the form attached hereto.

              (x) "STOCK PURCHASE AGREEMENT" shall mean a written agreement (which need not be the same for each Stock Purchase Right) setting forth the terms and conditions relating to the purchase of Stock under a Stock Purchase Right, in the form attached hereto or such other form as the Board in its discretion may approve.

              (y) "STOCK PURCHASE RIGHT" shall mean a right to purchase Stock pursuant to the Plan.

              (z) "SUBSIDIARY" shall mean a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

          3. SHARES SUBJECT TO THE PLAN. There will be reserved for use from time to time under the Plan, an aggregate of 7,500,000 shares of Stock of $0.001 par value of the Corporation. As the Board shall from time to time determine, the Shares may be in whole or in part, authorized but unissued Shares or issued Shares which shall have been reacquired by the Corporation. If an Option or Stock Purchase Right should expire or become unexercisable for any

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reason without having been exercised in full, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan unless the Plan shall have been terminated.

          4.  ADMINISTRATION OF PLAN.

              (a) COMMITTEE. The Plan shall be administered by the Board; provided that the Board may appoint a Committee, which shall consist of not fewer than two members of the Board, all of whom shall be disinterested persons, if required and as defined by the provisions of Section 4(b), and may also be, in the discretion of the Board, Outside Directors. The Board may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee. The Committee shall select one of its members as its chairman and shall hold its meetings at such times and places as it shall deem advisable. A majority of its members shall constitute a quorum. All action of the Committee shall be taken by a majority of its members. Any action may be taken by a written instrument signed by a majority of the members and action so taken shall be fully as effective as if it had been taken by a vote held. The Committee may appoint a secretary, shall keep minutes of its meetings, and shall make such rules and regulations for the conduct of its business as it shall deem advisable. The Committee's interpretation and construction of any of the provisions of this Plan, or of any rules promulgated under this Plan, or of any agreements entered into under this Plan, shall be final and binding on all Optionees, Purchasers, and any other holders of any Options or Stock Purchase Rights granted under the Plan. No member of the Committee shall be liable for any action or determination made in good faith in connection with this Plan. Notwithstanding anything in this Section 4 to the contrary, the Board or the Committee may delegate to a committee of one or more members of the Board the authority to grant Options and Stock Purchase Rights to eligible persons who (1) are not then subject to Section 16 of the Exchange Act and/or (2) are either:
(i) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Option or Stock Purchase Right; or (ii) not persons with respect to whom the Corporation wishes to comply with Section 162(m) of the Code.

          (b) DISINTERESTED DIRECTORS. The term "disinterested person," as used in this Plan, shall mean an administrator of the Plan, whether a member of the Board or of any Committee to which responsibility for administration of the Plan has been delegated pursuant to Section 4(a) (i) who was not during the one year prior to service as an administrator of the Plan granted or awarded equity securities pursuant to the Plan or any other plan of the Corporation or any of its Affiliates entitling the participants therein to acquire equity securities of the Corporation or any of its Affiliates except as permitted by Rule 16b-3(c)(2)(i) promulgated under the Exchange Act or; (ii) who is otherwise considered to be a "disinterested person" in accordance with Rule 16b-3(c)(2)(i), or any other applicable rules, regulations or interpretations of the Securities and Exchange Commission. Any such person shall otherwise comply with the requirements of Rule 16b-3 promulgated under the Exchange Act. Any requirement that an administrator of the Plan be a "disinterested person" shall not apply if the Board or Committee expressly declares that such requirement shall not apply.

          (c) POWERS OF THE BOARD. Subject to the provisions of the Plan, with respect to Options and Stock Purchase Rights granted to Employees and Consultants, the Board shall have the authority, in its discretion: (i) to grant Incentive Stock Options, Nonstatutory Stock Options or Stock Purchase Rights;
(ii) to determine, upon review of relevant information in

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accordance with Section 6 of the Plan, the fair market value of the Stock; (iii)
to determine the exercise price per share of Options or Stock Purchase Rights to be granted, which exercise price shall be determined in accordance with Section
6 of the Plan; (iv) to determine the Employees and Consultants to whom, and the time or times at which, Options, or Stock Purchase Rights shall be granted and the number of shares to be represented by each Option or Stock Purchase Right;
(v) to interpret the Plan; (vi) to prescribe, amend, and rescind rules and regulations relating to the Plan; (vii) to determine the terms and provisions of each Option granted (which need not be the same for each Option granted) and, with the consent of the holder thereof, modify, terminate or amend each Option provided, however, that the Board shall not have the power to lower the option price except pursuant to the terms of Section 14 of the Plan; (viii) to accelerate or defer (with the consent of the Optionee) the exercise date of any Option; (ix) to authorize any person to execute on behalf of the Corporation any instrument required to effectuate the grant of an Option or Stock Purchase Right previously granted by the Board; and (x) to make all other determinations deemed necessary or advisable for the administration of the Plan.

          5. ELIGIBILITY OF EMPLOYEES AND CONSULTANTS. With respect to Options and Stock Purchase Rights granted to Employees and Consultants:

              (a) GENERALLY. Options and Stock Purchase Rights may be granted to Employees and Consultants, provided that Incentive Stock Options may only be granted to Employees. An Employee or Consultant who has been granted an Option or Stock Purchase Right may, if he is otherwise eligible, be granted additional Options or Stock Purchase Rights.

              (b) Notwithstanding the foregoing, a director who is an Employee or Consultant shall in no event be eligible for the benefits of the Plan unless at the time discretion is exercised in the selection of the director as a person to whom Options and Stock Purchase Rights may be granted, or in the determination of the number of shares which may be covered thereby: (1) the Board has delegated its discretionary authority over the Plan to a Committee which consists solely of "disinterested persons" as defined in subparagraph 4(b); or (2) the Plan otherwise complies with the requirements of Rule 16b-3 promulgated under the Exchange Act, as from time to time in effect. The Board shall otherwise comply with the requirements of Rule 16b-3 promulgated under the Exchange Act, as from time to time in effect. This Section 5(b) shall not apply if the Board or Committee expressly declare that such requirement shall not apply.

              (c) CRITERIA. In making any determination as to Employees and Consultants to whom Options and Stock Purchase Rights shall be granted, the Committee shall take into account such factors as it shall deem relevant in accomplishing the purpose of the Plan, including but not limited to the Employee's or Consultant's loyalty, performance, and experience.

              (d) ISO LIMITATIONS WITH RESPECT TO PRICE AND TERM. In no event shall an Incentive Stock Option be granted to an Employee who, at the time such Option is granted, owns (as defined in Section 422 of the Code) Shares possessing more than 10% of the total combined voting power of all classes of Shares of the Corporation or any of its Affiliates, unless the option price is at least 110% of the fair market value of the Stock subject to the Option, and such Option is by its terms not exercisable after the expiration of five years from date such Option is granted.

              (e) ISO LIMITATIONS WITH RESPECT TO SHARES. Moreover, the aggregate fair market value (determined as of the time that option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first

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time by any individual Employee during any single calendar year under this
Plan and all the incentive stock option plans of the Corporation (and its Affiliates, if any), shall not exceed $100,000.

              (f) (i) Subject to the provisions of Section 14 relating to adjustments upon changes in Stock, no person shall be eligible to be granted Options or Stock Purchase Rights covering more than Five Hundred Thousand (500,000) Shares of the Corporation's Stock in any calendar year.

                  (ii) Stock subject to an Option repriced or canceled and granted in substitution therefor under the Plan shall continue to be counted against the maximum award of Options permitted to be granted pursuant to subsection 5(f)(i) of the Plan. The repricing of an Option, resulting in a reduction of the exercise price, shall be deemed to be a cancellation of the original Option and the grant of a substitute Option; in the event of such repricing, both the original and the substituted Options shall be counted against the maximum awards of Options permitted to be granted pursuant to subsection 5(f)(i) of the Plan. The provisions of this subsection shall be applicable only to the extent required by Section 162(m) of the Code.

          6. PRICES FOR EMPLOYEES AND CONSULTANTS. With respect to Options and Stock Purchase Rights granted to Employees and Consultants:

              (a) GENERALLY. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Board. However: (i) the exercise price of the Shares which shall be covered by each Incentive Stock Option shall be at least 100% of the fair market value of the Shares at the time of granting the Incentive Stock Option; and (ii) the exercise price of the Shares which shall be covered by each Nonstatutory Stock Option shall be at least 100% of the fair market value of the Shares at the time of granting of the Nonstatutory Stock Option.

              (b) PAYMENT. The consideration to be paid for the Shares to be issued upon exercise of an Option, or Stock Purchase Right, including the method of payment, shall be determined by the Board and may consist entirely of cash, check, or other Shares of Stock of the Corporation having a fair market value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option or Stock Purchase Right shall be exercised, or any combination of such methods of payment, or such other consideration and method of payment for the issuance of Shares to the extent permitted under applicable law. In addition, the Corporation may accept a promissory note issued by a person exercising an Option or a Stock Purchase Right; provided that such person pay in cash at the time of purchase at least the aggregate par value of the Shares purchased and the promissory note be for an amount no greater than the full purchase price less such aggregate par value amount. In making its determination as to the type of consideration to accept, the Board shall consider if acceptance of such consideration may be reasonably expected to benefit the Corporation.

          7. EMPLOYEE AND CONSULTANT OPTION PROVISIONS. With respect to Options granted to Employees and Consultants:

             (a) GENERALLY. Subject to the provisions of the Plan, the Board shall determine for each Option (which need not be identical) the number of shares for which the Option shall be granted, the Option price of the Option, and all other terms and conditions of the Option.

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             (b) TERM OF OPTION.  The term of each Option may be up to 10 years from the date of grant thereof or such shorter term as may be provided in the Stock Option Agreement. However, in the case of an Incentive Stock Option granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than 10% of the voting power of all classes of stock of the Corporation or any Affiliate of the Corporation, the term of the Incentive Stock Option shall be five years from the date of grant thereof or such shorter time as may be provided in the Stock Option Agreement.

             (c) EXERCISE OF OPTION.

                 (i) Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Board, including performance criteria with respect to the Corporation or the Optionee, or both, and as such shall be permissible under the terms of the Plan.

                 (ii) An Option may not be exercised for a fraction of a Share.

                 (iii) An Option shall be deemed to be exercised when written notice of such exercise has been given to the Corporation in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Corporation. Full payment may, as authorized by the Board, consist of any consideration and method of payment allowable under Section 6 of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Corporation or of a duly authorized transfer agent of the Corporation) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights of a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 14 of the Plan.

                 (iv) Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

                 (v) Except as otherwise specifically provided herein or in the Stock Option Agreement, an Option may not be exercised at any time unless the holder thereof shall have maintained Continuous Status as an Employee or Consultant of the Corporation or of one or more of its Affiliates, from the date of the granting of the Option to the date of its exercise.

             (d) TERMINATION OF EMPLOYMENT. In the event that employment of an Employee or the engagement of a Consultant to whom an Option shall have been granted shall be terminated other than by reason of death or disability, such Option may be exercised (to the extent that the Employee or Consultant shall have been entitled to do so at the termination of his employment or consultancy) at any time within three months after such termination or such other longer or shorter period as set forth in the Stock Option Agreement, but in any event no later than the date of expiration of the Option term. So long as the holder of an Option shall maintain Continuous Status as an Employee or Consultant, his Option shall not be affected by any change of duties or position. To the extent that the holder of an Option was not entitled to exercise his

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Option at the time of his termination, or insofar as he does not exercise such
Option to the extent he was entitled within the time specified herein, the Option shall itself terminate at the time of such termination.

              (e) DISABILITY OF OPTIONEE. Notwithstanding the provisions of
Section 7(d) above, in the event an Employee or Consultant does not maintain Continuous Status as an Employee or Consultant as a result of his total and permanent disability (as defined in Section 22(e)(3) of the Code), he may, but only within six months after termination due to such disability (or such other longer or shorter period as set forth in the Stock Option Agreement), exercise his Option to the extent he was entitled to exercise it at the date of such disability. To the extent that he was not entitled to exercise the Option at the date of disability, or insofar as he does not exercise such Option to the extent he was entitled within the time specified herein, the Option shall terminate.

              (f) DEATH OF OPTIONEE. Unless otherwise set forth in the Stock Option Agreement, in the event of the death of an Optionee who at the time of his death is an Employee or Consultant and who shall have been in Continuous Status as an Employee or Consultant since the date of grant of the Option, or with respect to an Optionee who was such an Employee or Consultant within the preceding three months, the Option may be exercised, at any time within six months following the date of death (or such longer or shorter period as set forth in the Stock Option Agreement), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that has accrued at the date of such termination or otherwise pursuant to the terms of the Stock Option Agreement.

              (g) OTHER. Notwithstanding any provision in this Plan to the contrary, no Option granted to an Employee or a Consultant shall terminate later than the original expiration date set forth in any related Stock Option Agreement.

          8.  STOCK PURCHASE RIGHTS.

              (a) RIGHTS TO PURCHASE. After the Board determines that it will offer an Employee or Consultant the right to purchase Shares (other than pursuant to an Option) under the Plan, it shall advise the offeree in writing of the terms, conditions, and restrictions relating to the offer, including the number of Shares which such person shall be entitled to purchase, the proposed Stock Purchase Agreement, and the time within which such person must accept such offer, which shall in no event exceed nine months from the date upon which the Board made the determination to grant the Stock Purchase Right. The offer may be accepted by execution of the Stock Purchase Agreement and its return to the Corporation (together with payment for the Stock being purchased) within the time specified.

              (b) ISSUANCE OF SHARES. Forthwith after payment therefor, the Shares purchased shall be duly issued; provided, however, that the Board may require that the Purchaser make adequate provision for any Federal and State withholding obligations as a condition to the Purchaser purchasing such Shares.

              (c) REPURCHASE OPTION. Unless the Board determines otherwise, the Stock Purchase Agreement shall (i) grant the Corporation a repurchase option exercisable upon the voluntary or involuntary termination of the Purchaser as an Employee or Consultant for any reason; and (ii) set the purchase price for Shares repurchased at the original price paid by the Purchaser (plus interest, if any, to be paid pursuant to the Stock Purchase Agreement), which may be paid by

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cancellation of any indebtedness of the Purchaser to the Corporation. The repurchase option shall lapse at such rate as the Board may determine.

              (d) OTHER PROVISIONS. The Stock Purchase Agreement shall contain such other terms, provisions, and conditions not inconsistent with the Plan as may be determined by the Board.

          9.  ELIGIBILITY OF NON-EMPLOYEE DIRECTORS

              (a) GENERALLY. Options under Section 10 shall be granted only to Non-Employee Directors of the Corporation.

              (b) NO ADDITIONAL OPTIONS OR STOCK PURCHASE RIGHTS. Except as provided in Section 10, Non-Employee Directors shall not be entitled to receive any Option or other Stock Purchase Right under this Plan and shall not be granted or awarded any equity securities pursuant to any other plan of the Corporation or any affiliate of the Corporation.

          10. NON-DISCRETIONARY GRANTS TO NON-EMPLOYEE DIRECTORS.

              (a) NEW NON-EMPLOYEE DIRECTORS. Each person who is on or after January 27, 1993 elected for the first time to be a Non-Employee Director shall, upon the date of his initial election to be a Non-Employee Director by the Board or stockholders of the Corporation, whichever shall first occur, be granted a Nonstatutory Stock Option to purchase 10,000 shares of Common Stock of the Corporation on the terms and conditions set forth herein.

              (b) ANNUAL GRANTS. On January 27th of each fiscal year, commencing with January 27, 1993, each person who is then a Non-Employee Director and has been a Non-Employee Director for at least three months shall be granted a Nonstatutory Stock Option to purchase 5,000 shares of Common Stock of the Corporation on the terms and conditions set forth herein.

          11. PRICES FOR NON-EMPLOYEE DIRECTORS.

              (a) GENERALLY.  The exercise price of each Option granted under
Section 10 shall be 100% of the fair market value of the Common Stock (which shall be the closing sales price) subject to such Option on the date such Option is granted; provided, however, that if such date of grant is not a trading day, the exercise price of such Option shall be 100% of the fair market value of the Common Stock subject to such Option on the trading day immediately preceding the date such Option is granted.

              (b) PAYMENT. Each Non-Employee Director may elect to make payment of the exercise price under one of the following alternatives:

                  (i) Payment of the exercise price per share in cash at the time of exercise; or

                  (ii) Provided that at the time of the exercise the Corporation's Common Stock is publicly traded and quoted regularly in The Wall Street Journal, payment by delivery of shares of Common Stock of the Corporation already owned by the Non-Employee Director, held for the period required to avoid a charge to the Corporation's reported earnings, and owned free and clear of any liens, claims, encumbrances or security interest, which Common Stock shall be valued at fair market value on the date preceding the date of exercise; or

                  (iii) Payment by a combination of methods of payment specified in subparagraph 11(b)(i) and 11(b)(ii) above.

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          12. NON-EMPLOYEE DIRECTORS' OPTION PROVISIONS.

              Each Option issued to Non-Employee Directors under Section 10 shall contain the following terms and conditions:

              (a) TERM OF OPTION. The term of each Option commences on the date it is granted and, unless sooner terminated as set forth herein, expires on the date ("Expiration Date") ten years from the date of grant.

              (b) TERMINATION OF SERVICE. In the event that the services of a Non-Employee Director to whom a Non-Employee Director Option has been granted terminate for any reason or no reason, other than by reason of death or disability, such Option may be exercised (to the extent that the Non-Employee Director shall have been entitled to do so at the termination of his service) at any time within three months after such termination. To the extent that such Non-Employee Director was not entitled to exercise his Option at the time of his termination, or insofar as he does not exercise such Option to the extent he was entitled within the time specified herein, the Option shall itself terminate at the time of such termination. Notwithstanding any provision in this Section 12(b) to the contrary, the services of a Non-Employee Director shall not be deemed terminated if such Non-Employee Director subsequently becomes an Employee or Consultant.

              (c) DISABILITY OF OPTIONEE. Notwithstanding the provisions of
Section 12(b) above, in the event a Non-Employee Director is unable to perform services as a Non-Employee Director for the benefit of the Corporation as a result of his total and permanent disability (as defined in Section 22(e)(3) of the Code), he may, but only within six months after termination due to such disability, exercise his Option to the extent he was entitled to exercise it at the date of such disability. To the extent that he was not entitled to exercise the Option at the date of disability, or insofar as he does not exercise such Option to the extent he was entitled within the time specified herein, the Option shall terminate.

              (d) DEATH OF OPTIONEE. In the event of the death of an Optionee who at the time of his death is a Non-Employee Director of the Corporation and who shall have continuously served as a Non-Employee Director since the date of grant of the Option, or with respect to an Optionee who was a Non-Employee Director within the preceding three months, the Option may be exercised, at any time within six months following the date of death, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that has accrued at the date of such termination or otherwise pursuant to the terms of the Stock Option Agreement.

              (e) NO EXTENSION. Notwithstanding any provision in this Plan to the contrary, no Option granted to a Non-Employee Director shall terminate later than its original Expiration Date.

              (f) EXERCISABILITY. The Option shall become exercisable from the date of grant at the rate of 2% per month over a period of 50 months; provided that the Optionee has, during the entire period prior to such vesting date, continuously served as a Non-Employee Director or subsequent to serving as a Non-Employee Director continuously served as an Employee or Consultant, whereupon such Option shall become fully exercisable in accordance with its terms with respect to that portion of the shares represented by that installment.

              (g) AMENDMENTS. The Board shall not amend more than once every six months any provision of this Plan relating to the amount, price and timing of grants of Options to Non-Employee Directors, including amendments to

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Sections 9 through 12 of this Plan, except to comply with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations thereunder.

          13. NON-TRANSFERABILITY OF OPTIONS AND STOCK PURCHASE RIGHTS. The Options and Stock Purchase Rights may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee or Purchaser, only by the Optionee or Purchaser.

          14. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR MERGER.

              (a) PROPORTIONAL ADJUSTMENTS. Subject to any required action by the stockholders of the Corporation, the number of shares of Stock covered by each outstanding Option and Stock Purchase Right, the number of shares of Stock which have been authorized for issuance under the Plan but as to which no Options or Stock Purchase Rights have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option or Stock Purchase Right, and the maximum number of shares subject to award to any person during any calendar year period pursuant to Section 5(f)(i), as well as the price per share of Stock covered by each such outstanding Option or Stock Purchase Right, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Stock resulting from a stock split, the payment of a stock dividend with respect to the Stock, or any other increase or decrease in the number of issued shares of Stock effected without receipt of consideration by the Corporation; provided, however, that conversion of any convertible securities of the Corporation shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Corporation of shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Stock subject to an Option or Stock Purchase Right.

              (b) REORGANIZATION. With respect to Options granted to Employees or Consultants, in the event of the proposed dissolution or liquidation of the Corporation, or in the event of a proposed sale of all or substantially all of the assets of the Corporation, or the merger of the Corporation with or into another corporation, at the sole discretion of the Board and to the extent permitted by applicable law: (i) any surviving corporation shall assume any Options outstanding under the Plan or shall substitute similar Options for those outstanding under the plan; (ii) such Options shall continue in full force and effect; or (iii) each Option held by an Optionee then performing services as an Employee or Consultant will become fully exercisable with respect to all of the Shares subject to the Option prior to the consummation of such proposed action at such time as the Board in its discretion may determine and the Option terminated if not exercised prior to such event. The Board of Directors may also in its discretion require that all of the Shares purchased pursuant to the foregoing clause (iii) which would not otherwise be purchasable at such time except by operation of such clause (iii) shall be subject to a repurchase right of the Corporation (or its successor) which repurchase right shall expire at the same (or earlier) times and to the same (or greater) extent as such Shares would have become purchasable under the Option had the Option not become fully exercisable pursuant to clause (iii). For this purpose, the Board may require that the Optionee and the Corporation (or its successor) execute an agreement (in such form as determined by the Board) with respect to such Shares to reflect the Corporation's (or its successor's) repurchase right. If such Option is to be assumed or substituted, then such Option shall be appropriately adjusted to apply to the kind, class and number of securities or other property which would have been issuable to

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the Optionee in the consummation of such transaction had the Option been exercised immediately prior to such transaction and appropriate adjustments shall also be made to the price payable per share, provided that the aggregate Option price payable thereunder shall remain the same. With respect to Options granted to Non-Employee Directors, in the event of the proposed dissolution or liquidation of the Corporation, or in the event of a proposed sale of all or substantially all of the assets of the Corporation, or the merger of the Corporation with or into another corporation, to the extent permitted by applicable law, each Option held by an Optionee then performing services as a Non-Employee Director will become fully exercisable with respect to all of the Shares subject to the Option immediately prior to the consummation of such proposed action and the Option terminated if not exercised prior to such event.

          15. EFFECTIVENESS OF PLAN. The Plan shall become effective on such date as the Board of Directors shall determine, but only after the stockholders of the Corporation shall, by the affirmative vote of a majority in interest of all the shares of the Corporation taken within 12 months after the date the Plan is adopted, have approved the Plan.

          16. TIME OF GRANTING OPTIONS. Unless otherwise specifically determined by the Board, the granting of an Option shall be deemed to occur at such time as final corporate action necessary to authorize the grant shall have occurred.

          17. NO EMPLOYEE CONTRACT. The Plan shall not confer upon any holder of an Option or holder of a Stock Purchase Right any right with respect to continuation of employment by or the rendition of consulting or director services to the Corporation or any Affiliate of the Corporation, nor shall it interfere in any way with his right or the Corporation's or its Affiliates' (and in the case of directors, the stockholders') right to terminate his employment or services as a Consultant or director at any time.

          18. WITHHOLDING. To the extent provided by the terms of a Stock Option Agreement or Stock Purchase Agreement, any Employee or Consultant may satisfy any federal, state or local tax withholding obligation relating to the purchase of stock by any of the following means or by a combination of such means: (1) tendering a cash payment; (2) authorizing the Corporation to withhold from the Shares otherwise issuable to the purchaser a number of Shares having a fair market value less than or equal to the amount of the withholding tax obligation; or (3) delivering to the Corporation owned and unencumbered Shares having a fair market value less than or equal to the amount of withholding tax obligation. Any Non-Employee Director may satisfy any federal, state or local tax withholding obligation relating to the purchase of stock by any of the following means or by a combination of such means: (1) tendering a cash payment; (2) authorizing the Corporation to withhold from the Shares otherwise issuable to the purchaser a number of Shares having a fair market value less than or equal to the amount of the withholding tax obligation; or (3) delivering to the Corporation owned and unencumbered Shares having a fair market value less than or equal to the amount of withholding tax obligation.

          19. TERMINATION AND AMENDMENT OF PLAN.

              (a) TERMINATION. The Plan shall terminate on February 4, 2005, and no Option or Stock Purchase Right shall be granted under the Plan after that date.

              (b) AMENDMENT. Except as otherwise set forth in Section 12(g), the Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 14(a) relating to adjustments upon changes in stock, no

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amendment shall be effective unless approved by the stockholders of the
Corporation within 12 months before or after the adoption of the amendment, where the amendment will:

                  (i) Increase the number of shares reserved for Options and Stock Purchase Rights under the Plan;

                  (ii) Modify the requirements as to eligibility for participation in the Plan (to the extent such modification requires stockholder approval in order for the Plan to satisfy the requirements of Section 422(b) of the Code); or

                  (iii) Modify the Plan in any other way if such modification requires stockholder approval in order for the Plan to satisfy the requirements of Section 422(b) of the Code or to comply with the requirements of Rule 16b-3 promulgated under the Exchange Act. The Board may, in its sole discretion, submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of
Section 162(m) of the Code and the regulations promulgated thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

              (c) It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide optionees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to employee incentive stock options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

              (d) Rights and obligations under any Option granted before amendment or termination of the Plan shall not be altered or impaired by any amendment of the Plan unless: (i) the Corporation requests the consent of the person to whom the Option was granted; and (ii) such person consents in writing.

          20. ISSUANCE OF SHARES.

              (a) The Corporation shall not be required to issue Shares pursuant to the exercise of an Option or Stock Purchase Right unless the exercise of such Option or Stock Purchase Right and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Corporation with respect to such compliance; provided, however, that this provision shall not require the Corporation to register under the Securities Act of 1933, as amended, either the Plan, any Option or Stock Purchase Right, or any Stock issued or issuable pursuant to such Option or Right.

              (b) As a condition to the exercise of an Option or Stock Purchase Right, the Corporation may impose various conditions, including a requirement that the person exercising such Option represent and warrant, at the time of any such exercise, that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares.

          21. RESERVATION OF SHARES. The Corporation, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan. The inability of the Corporation to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Corporation's counsel to be

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necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Corporation of any liability in respect to the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

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